Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 of The Mosaic Company of our report dated August 6, 2004, with respect to the consolidated balance sheet of The Mosaic Company as of May 31, 2004, included in the Proxy Statement/Prospectus dated September 17, 2004, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Form S-4 Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

November 15, 2004